Exhibit 99.1
ABERCROMBIE & FITCH REPORTS THIRD QUARTER RESULTS
BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175
New Albany, Ohio, November 13, 2009: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited third quarter results which reflected net income of $38.8 million and net income per diluted share of $0.44 for the thirteen weeks ended October 31, 2009, compared to net income of $63.9 million and net income per diluted share of $0.72 for the thirteen weeks ended November 1, 2008. Excluding $6.2 million of after-tax charges associated with the closure of the Ruehl business and an $18.6 million benefit associated with a true up of the year-to-date tax rate, the Company reported non-GAAP net income of $26.3 million and non-GAAP net income per diluted share of $0.30 for the thirteen weeks ended October 31, 2009. A reconciliation of the GAAP to non-GAAP financial measures is summarized in the table accompanying the condensed consolidated financial statements included with this press release.
Third Quarter Sales Highlights
•	Total Company net sales decreased 15% to $765.4 million; comparable store sales decreased 22%

•	Total Company direct-to-consumer net sales increased 11% to $63.9 million

•	Abercrombie & Fitch net sales of $324.3 million; Abercrombie & Fitch comparable store sales decreased 18%

•	abercrombie kids net sales of $90.8 million; abercrombie kids comparable store sales decreased 22%

•	Hollister Co. net sales of $333.4 million; Hollister Co. comparable store sales decreased 26%

•	RUEHL net sales of $11.7 million; RUEHL comparable store sales decreased 30%
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“During the quarter, we made advances in our international strategy with the opening of a flagship location in Italy as well as additional Hollister mall-based stores in the United Kingdom. The passion and enthusiasm from the international customer that greeted us at these openings encourage us in our long-term strategy of aggressively pursuing international growth for our brands.”
Third Quarter 2009 Financial Results
Net sales for the thirteen weeks ended October 31, 2009 decreased 15% to $765.4 million from $896.3 million for the thirteen weeks ended November 1, 2008. Total Company direct-to-consumer net sales increased 11% to $63.9 million for the thirteen week period ended October 31, 2009, compared to the thirteen week period ended November 1, 2008. Total Company third quarter comparable store sales decreased 22%.
The gross profit rate for the quarter was 63.6%, 240 basis points lower than last year’s third quarter gross profit rate. The decrease in gross profit rate was primarily driven by a lower average unit retail, partially off-set by a reduction in average unit cost and a benefit from other gross margin items.

Stores and distribution expense, as a percentage of sales, increased to 48.3% from 43.1% for the same period last year. The increase was attributable to higher store occupancy costs, including rent, depreciation and other occupancy costs, as well as $10.1 million of pre-tax charges associated with the closure of the Ruehl business, primarily due to lease buy-out costs.
Marketing, general and administrative expense for the third quarter was $88.1 million, compared to $105.0 million during the same period last year. Marketing, general and administrative expense reflects reductions related to employee compensation and benefits, travel, outside services and marketing, and the benefit of an insurance settlement.
Income before income taxes for the third quarter was $29.9 million, inclusive of $10.1 million pre-tax charges associated with the closure of the Ruehl business.
Income tax benefit for the third quarter was $8.9 million. The third quarter income tax provision reflects a benefit of $2.2 million, primarily from the settlement of state tax audits, along with an $18.6 million benefit associated with a true up of the year-to-date tax rate. The Company has computed its provision for income taxes for the three and nine months ended October 31, 2009 by applying the actual effective tax rate to the year-to-date pre-tax loss.
Net income for the third quarter was $38.8 million, inclusive of $6.2 million of after-tax charges associated with the closure of the Ruehl business and an $18.6 million benefit associated with the true up of the year-to-date tax rate.
As to liquidity, the Company ended the third quarter with $466.9 million in cash and cash equivalents, and borrowings under the credit agreement and outstanding letters of credit of $95.9 million.
Ruehl Update
As previously announced, on June 16, 2009 the Board of Directors approved the closure of the Company’s 29 Ruehl branded stores and related direct-to-consumer operations. The Company continues to anticipate that the closure will be complete by the end of the current fiscal year.
As compared to the prior estimate of $65 million, the Company now expects that it will incur aggregate pre-tax charges with a net present value of approximately $60 million to exit the Ruehl business, of which the Company incurred $10.1 million in the third quarter and $23.6 million in the second quarter. The estimate of total charges is based on a number of significant assumptions and could change materially. The remaining charges are expected to be substantially recognized during the fourth quarter of Fiscal 2009 in accordance with applicable accounting standards.
In addition to the $33.7 million in aggregate net pre-tax exit costs incurred to date, the Company incurred non-cash asset impairment charges related to Ruehl of $50.7 million and $0.8 million in the first and second quarters of Fiscal 2009, respectively.
The unaudited results for the third quarter also include the operating results for Ruehl as summarized in the table accompanying the condensed consolidated financial statements included with this press release.

Other Developments
During the quarter, the Company opened a flagship location in Milan with Abercrombie & Fitch and abercrombie kids stores, as well as two Hollister mall-based stores in the United Kingdom, one domestic Hollister store and one domestic abercrombie kids store.
Internationally, the Company remains on track to open an Abercrombie & Fitch flagship store in Tokyo in December as well as an additional five Hollister mall-based stores in Europe during the fourth quarter of Fiscal 2009 bringing the total European Hollister store count to 12.
The Company continues to expect total capital expenditures for Fiscal 2009 to be approximately $185 million. These capital expenditures include approximately $45 million related to information technology, distribution center and other home office projects, a substantial portion of which relates to systems to support the Company’s international roll-out.
In Fiscal 2010, the Company expects to open Abercrombie & Fitch flagship stores in Copenhagen, Denmark and Fukuoka, Japan. Additionally, the Company will open a Hollister Epic on Fifth Avenue in New York where it had previously been planning to open an abercrombie kids flagship.
The Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on December 15, 2009 to shareholders of record at the close of business on November 27, 2009.
At quarter end, the Company operated 347 Abercrombie & Fitch stores, 209 abercrombie kids stores, 509 Hollister Co. stores, 27 RUEHL stores and 16 Gilly Hicks stores in the United States. The Company also operated three Abercrombie & Fitch stores, three abercrombie kids stores and six Hollister Co. stores in Canada, one Abercrombie & Fitch store and seven Hollister Co. stores in the United Kingdom and one Abercrombie & Fitch store and one abercrombie kids store in Italy. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.RUEHL.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the live conference call, dial (888) 637-7707 or internationally at (913) 312-0405. To listen via the Internet, go to www.abercrombie.com, select the Investors page and scroll through the Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 7444736; or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Eric Cerny
Manager, Investor Relations
(614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current financial crisis and general economic conditions; effects of changes in the U.S. credit and lending market conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; shipping rate increases and changes; availability and market prices of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain qualified associates; estimates of expenses which the Company may incur in connection with the closure of the Ruehl stores and related direct-to-consumer operations; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(Unaudited)
Thirteen Weeks Ended October 31, 2009 and Thirteen Weeks Ended November 1, 2008
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2009	% of Sales	2008	% of Sales

Net Sales	$765,401	100.0%	$896,344	100.0%

Cost of Goods Sold	278,471	36.4%	304,401	34.0%

Gross Profit	486,930	63.6%	591,943	66.0%

Total Stores and Distribution Expense	370,064	48.3%	386,545	43.1%

Total Marketing, General and Administrative Expense	88,123	11.5%	104,959	11.7%

Other Operating (Income) Loss, Net	(1,609)	-0.2%	299	0.0%

Operating Income	30,352	4.0%	100,140	11.2%

Interest Expense (Income), Net	461	0.1%	(560)	-0.1%

Income Before Income Taxes	29,891	3.9%	100,700	11.2%

Tax (Benefit) Expense	(8,892)	-1.2%	36,800	4.1%

Net Income	$38,783	5.1%	$63,900	7.1%

Net Income Per Share:
Basic	$0.44		$0.73
Diluted	$0.44		$0.72

Weighted-Average Shares Outstanding:
Basic	87,943		87,034
Diluted	88,730		88,806

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(Unaudited)
Thirty-nine Weeks Ended October 31, 2009 and Thirty-nine Weeks Ended November 1, 2008
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2009	% of Sales	2008	% of Sales

Net Sales	$2,025,996	100.0%	$2,542,321	100.0%

Cost of Goods Sold	720,379	35.6%	823,243	32.4%

Gross Profit	1,305,617	64.4%	1,719,078	67.6%

Total Stores and Distribution Expense	1,126,862	55.6%	1,089,052	42.8%

Total Marketing, General and Administrative Expense	269,331	13.3%	318,681	12.5%

Other Operating Income, Net	(6,277)	-0.3%	(3,396)	-0.1%

Operating (Loss) Income	(84,299)	-4.2%	314,741	12.4%

Interest Income, Net	(2,691)	-0.1%	(9,963)	-0.4%

(Loss) Income Before Income Taxes	(81,608)	-4.0%	324,704	12.8%

Tax (Benefit) Expense	(34,404)	-1.7%	120,856	4.8%

Net (Loss) Income	(47,204)	-2.3%	$203,848	8.0%

Net (Loss) Income Per Share:
Basic	($0.54)		$2.35
Diluted	($0.54)		$2.27

Weighted-Average Shares Outstanding:
Basic	87,839		86,737
Diluted	87,839		89,636

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)

	(Unaudited)
	October 31, 2009	January 31, 2009
ASSETS

Current Assets
Cash and Equivalents	$466,887	$522,122
Marketable Securities	55,985	—
Receivables	73,994	53,110
Inventories	347,180	372,422
Deferred Income Taxes	82,034	43,408
Other Current Assets	108,624	93,763

Total Current Assets	1,134,704	1,084,825

Property and Equipment, Net	1,318,864	1,398,655

Non-Current Marketable Securities	130,250	229,081

Other Assets	180,526	135,620

TOTAL ASSETS	$2,764,344	$2,848,181

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$193,779	$149,753
Accrued Expenses	224,955	241,231
Deferred Lease Credits	43,947	42,358
Income Taxes Payable	9,332	16,455

Total Current Liabilities	472,013	449,797

Long-Term Liabilities
Deferred Income Taxes	40,495	34,085
Deferred Lease Credits	196,616	211,978
Borrowings under Credit Agreement	50,582	100,000
Other Liabilities	226,262	206,743

Total Long-Term Liabilities	513,955	552,806

Total Shareholders’ Equity	1,778,376	1,845,578

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,764,344	$2,848,181

Abercrombie & Fitch Co.
Ruehl Operating Results (1)
(Unaudited)
(in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008

NET SALES	$11,717	$13,533	$33,361	$39,072

Cost of Goods Sold	7,874	6,555	16,800	17,240

GROSS PROFIT	3,843	6,978	16,561	21,832

Stores and Distribution Expense (2)	20,702	12,982	114,895	37,706
Marketing, General and Administrative Expense (3)	256	3,584	8,452	10,897
Other Operating Income, Net	—	(8)	(11)	(49)

OPERATING LOSS	(17,114)	(9,580)	(106,774)	(26,721)

(1)	The results include Ruehl store and direct-to-consumer operating results and home office and other costs directly attributable to Ruehl operations.

(2)	Stores and Distribution Expense includes non-cash pre-tax asset impairment charges of approximately $48.5 million during the thirty-nine weeks ended October 31, 2009 and costs associated with the closure of the Ruehl business, primarily due to net lease terminations, of approximately $10.1 million and $33.1 million during the thirteen and thirty-nine weeks ended October 31, 2009, respectively.

(3)	Marketing, General and Administrative Expense includes non-cash pre-tax asset impairment charges of approximately $3.0 million and severance charges of approximately $0.6 million during the thirty-nine weeks ended October 31, 2009.

Reconciliation of GAAP to non-GAAP financial measures
This press release contains non-GAAP financial measures reflecting adjustments to the Company’s net income and net income per diluted share for the thirteen and thirty-nine weeks ended October 31, 2009. Provided in the tables below are reconciliations between the relevant GAAP financial measures and the non-GAAP financial measures contained in this press release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.
The Company believes that the non-GAAP financial measures presented in the press release and below in the reconciliation tables are useful to investors as they provide the ability to measure the Company’s operating performance and compare it against that of prior periods without reference to the statement of operations impact of costs and impairment charges associated with the closure of Ruehl branded stores and related direct-to-consumer operations and the benefit associated with the true-up of the year-to-date tax rate. These non-GAAP financial measures should not be used as alternatives to net income and net income per diluted share as indicators of the ongoing operating performance of the Company and are also not intended to supersede or replace the Company’s GAAP financial measures.
Abercrombie & Fitch Co.
Reconciliation of Net Income Per Diluted Share on a GAAP Basis to Net Income Per Diluted Share on a Non-GAAP Basis
(Unaudited)
Thirteen Weeks Ended October 31, 2009
(in thousands)

			Non-GAAP Adjustments
		Non-GAAP	Attributed to Benefit
	GAAP	Adjustments Attributed	Associated with True Up in	Non-GAAP
	Amounts	to Ruehl (1)	Year-to-Date Tax Rate (2)	Amounts
Net Sales	$765,401	—	—	$765,401
Cost of Goods Sold	278,471	—	—	278,471

Gross Profit	486,930	—	—	486,930
Total Stores and Distribution Expense	370,064	10,094	—	359,970
Total Marketing, General and Administrative Expense	88,123	—	—	88,123
Other Operating Income, Net	(1,609)	—	—	(1,609)

Operating Income	30,352	(10,094)	—	40,446
Interest Expense, Net	461	—	—	461

Income Before Income Taxes	29,891	(10,094)	—	39,985
Tax (Benefit) Expense	(8,892)	(3,937)	(18,609)	13,654

Net Income	$38,783	($6,157)	$18,609	$26,331
Net Income Per Share:
Basic	$0.44			$0.30
Diluted	$0.44			$0.30
Weighted-Average Shares Outstanding:
Basic	87,943			87,943
Diluted	88,730			88,730

(1)	During the thirteen weeks ended October 31, 2009, the Company recorded charges associated with the closure of Ruehl branded stores and related direct-to-consumer operations. These charges were primarily related to net lease termination costs.

(2)	During the thirteen weeks ended October 31, 2009, the Company recorded a benefit associated with the true up of the year-to-date tax rate.

Abercrombie & Fitch Co.
Reconciliation of Net Loss Per Diluted Share on a GAAP Basis to Net Income Per Diluted Share on a Non-GAAP Basis
(Unaudited)
Thirty-Nine Weeks Ended October 31, 2009
(in thousands)

			Non-GAAP
		Non-GAAP Adjustments	Adjustments Attributed
		Attributed to Charges	to Non-Cash Asset
	GAAP	Associated with the Closure	Impairment Charges	Non-GAAP
	Amounts	of the Ruehl Business (1)	(2)	Amounts
Net Sales	$2,025,996	—	—	$2,025,996
Cost of Goods Sold	720,379	—	—	720,379

Gross Profit	1,305,617	—	—	1,305,617
Total Stores and Distribution Expense	1,126,862	33,108	48,517	1,045,237
Total Marketing, General and Administrative Expense	269,331	613	3,019	265,699
Other Operating Income, Net	(6,277)			(6,277)

Operating (Loss) Income	(84,299)	(33,721)	(51,536)	958
Interest Income, Net	(2,691)			(2,691)

(Loss) Income Before Income Taxes	(81,608)	(33,721)	(51,536)	3,649
Tax Benefit	(34,404)	(13,151)	(20,099)	(1,154)

Net (Loss) Income	($47,204)	$(20,570)	$(31,437)	$4,803
Net (Loss) Income Per Share:
Basic	($0.54)			$0.05
Diluted	($0.54)			$0.05
Weighted-Average Shares Outstanding:
Basic	87,839			87,839
Diluted	87,839			87,839

(1)	During the thirty-nine weeks ended October 31, 2009, the Company recorded charges associated with the closure of Ruehl branded stores and related direct-to-consumer operations. These charges were primarily related to net lease termination and severance costs.

(2)	During the thirty-nine weeks ended October 31, 2009, the Company recorded non-cash asset impairment charges related to the closure of Ruehl branded stores and related direct-to-consumer operations.